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                                                                   EXHIBIT 23.2







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-04757, 333-47079 and 333-9819 of Budget Group, Inc. (formerly known as Team Rental Group, Inc.) on Form S-8 and Registration Statement No. 333-41093 of Budget Group, Inc. on Form S-3 of our report dated April 12, 1996, appearing in the Current Report on Form 8-K of Budget Group, Inc. dated May 28, 1998.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
May 28, 1998